EXHIBIT 10.1

9% CONVERTIBLE SENIOR DEBENTURES DUE JUNE 30, 2010

DEBENTURE AGREEMENT

This Debenture Agreement (this “Agreement”) is entered into this            day of                   , 2007 by and between Teletronics International, Inc., a Delaware corporation, with its principle place of business located at 2 Choke Cherry Road, Rockville, Maryland 20850 USA (hereinafter the “Company”) and                  with an address of                                                                                (hereinafter the “Holder” or “you”).

1. Information Memorandum.

The Information Memorandum related to this Agreement dated May15, 2006, as amended September 30, 2006, provided to you simultaneously herewith, constitutes a substantially accurate statement of the financial position, current operations, use of proceeds, and future intended business of the Company.

2. Issuance of Debentures.

The Company has duly and validly authorized the issuance of 9% Senior Convertible Debentures up to an aggregate principal amount of Five Million US Dollars ($5,000,000) in multiples of Twenty-Five Thousand Dollars ($25,000) with a minimum principal amount of Fifty Thousand Dollars ($50,000). The Debentures shall be issued in various amounts and on various dates between May 15, 2006 and July 31, 2008 (an “Issue Date”), all substantially in the form attached to this Agreement as Exhibit A. Upon execution and delivery in accordance with the terms and conditions of this Agreement, the Debenture(s) shall become valid and legally-binding obligations of the Company. All Debentures shall mature on June 30, 2010 (the “Maturity Date”) unless earlier converted into common stock of the Company by the Holder or redeemed by the Company.

3. Interest Payments.

Simple interest shall accrue and be payable semi-annually in arrears at the rate of nine percent (9%) per annum from the Issue Date, commencing on June 30, 2007, until the date of conversion by the Holder or until the date of redemption by the Company, if any, or the Maturity Date.

4. Purchase of Debentures.

Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to you and you agree to purchase from the Company, Debentures in the principal amount set forth in Exhibit B attached hereto.

The Company will deliver to you the Debentures to be purchased by you upon receipt of payment of the purchase price by certified check or wire transfer payable to the Company. The Company may execute and deliver additional Debentures to other permitted purchasers on the same terms as set forth herein. Such additional deliveries shall constitute separate purchases of the Debentures. The combined total of all Debentures purchased and delivered under this Agreement shall not exceed the aggregate principal amount of Five Million US Dollars ($5,000,000).

Each Debenture, and certificate of common stock issued upon a conversion of any Debenture, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act. Such securities may not be transferred except upon the express written approval of the Company. No transfer of such securities shall be valid or effective unless and until the conditions so specified shall have been complied with.”

5.  Conversion of Debentures.

At any time and from time to time after you have purchased the Debenture and prior to May 20, 2010, with 10 days prior written notice to the Company, you shall have the right to convert part of the principal amount (in multiples of Twenty-Five Thousand Dollars ($25,000)) or the entire principal amount of the Debenture(s) plus all accrued but unpaid interest into shares of the Company’s common stock at the conversion price of $1.00 per share. Such written notice shall be in form and substance substantially similar to the form attached hereto as Exhibit C.

As soon as practicable after receipt of the written notice and the surrender of the Debenture(s) for conversion, the Company shall deliver to the Holder of the Debenture(s) so surrendered, certificates representing the number of fully- paid non-assessable shares of the Company’s common stock into which such Debenture(s) are converted in accordance with the provisions herein stated.

No fractional shares shall be issued upon the conversion of any Debenture. To the extent the conversion creates a fractional share; the value of such fractional share shall be paid to the Holder in US Dollars.

6.  Redemption of Debentures.

The Company shall have the right to redeem, upon written notice to the Holder as provided below, part or all of the Debentures:

1.	at any time prior to December 31, 2007, at a redemption price of one hundred four percent (104%) of the principal amount redeemed, and/or

2.	at any time between January 1, 2008 and June 30, 2009 at a redemption price of one hundred two percent (102%) of the principal amount redeemed, and/or

3.	at any time between July 1, 2009 and the Maturity Date of June 30, 2010 at a redemption price of one hundred percent (100%) of the principal amount redeemed.

Written notice of the Company’s intent to redeem shall be given to each holder of a Debenture not less than forty (40) days prior to the date of such redemption, specifying such date, the aggregate amount of all Debentures to be redeemed, and the principal amount of the Debentures held by each holder to be redeemed.

In the case of a partial redemption, the principal amount to be redeemed shall be allocated among all holders of all Debentures at the time outstanding, in proportion, as nearly as practicable, to the respective aggregate unpaid principal amount of the Debentures, then held by all such holders.

The aggregate principal amount of the Debentures to be redeemed shall mature and become due and payable on that date fixed by the notice of redemption together with all accrued and unpaid interest to such date. From and after such date, interest on such redeemed amount shall cease to accrue.

7.  Maturity and Principal Payment.

If no conversion is made by the Holder and no redemption is made by the Company prior to the Maturity Date, then the Company shall pay to the Holder, on or before July 5, 2010, the entire outstanding principal amount of the Debenture and all accrued and unpaid interest due and payable thereon.

8.  Company Warranties and Representations. The Company warrants and represents that:

1.	It is a Delaware corporation duly organized and validly existing and in good standing under the laws of the State of Maryland with all requisite corporate power and authority (a) to carry on its business as now conducted, (b) to enter into this Agreement, (c) to issue the Debentures, (d) to issue its common stock upon conversion of the Debentures, (e) to redeem its Debentures, and (f) to perform all of its obligations under this Agreement.

2.	It has duly authorized and reserved for issuance the required number of shares of its common stock issuable upon conversion of the Debentures.

3.	It has taken all board and shareholder actions required by the Company’s Bylaws to legally complete the sale of the Debentures and allow for the conversion or redemption thereof in accordance with the terms and conditions of this Agreement.

4.	All other representations made herein or in the documents related to the issuance of the Debentures were correct when made and will be correct on the Issue Date.

9. Holder Warranties and Representations. As the Holder you warrant and represent that:

1.	You are acquiring the Debenture(s) solely based upon your own judgment with all information you requested at your disposal.

2.	You have evaluated this information along with the related merits and risks of this investment with your own independent legal, financial, and tax advisors.

3.	You understand the Company’s business projections which include forward-looking statements may or may not materialize due to unforeseeable market conditions.

4.	You are acquiring the Debentures, and if you choose to convert, the shares of common stock issuable upon conversion of the Debentures, for your own account.

5.	You are acquiring the Debentures for the purpose of investment and not with a view to sale in connection with any distribution thereof.

6.	You will not sale, pledge, transfer or assign the Debentures without the prior written approval of the Company.

7.	In the event you convert your Debenture and become a shareholder of the Company, you agree to fully comply with the Company’s Bylaws and with all terms and conditions of the Company’s Stock Purchase Agreement.

10. Financial Information and Inspection of Records.

The Company will permit you or your designated representative to visit and inspect the properties of the Company including its books and records and financial information at such reasonable times as may be arranged, and upon request, will provide you with quarterly/annual financial statements and a copy of the Company’s Bylaws, provided, however, that you understand and agree that all material reviewed and inspected by you which is not otherwise made public by the Company is furnished to you solely for the purposes of your investment and with the understanding that you will not disclose such information to any third party, except to regulatory authorities and only after prior notification to the Company.

11.  Default.

In the event of a default by the Company, the holder of any Debenture at the time thereof may proceed to protect and enforce its rights at law or in equity, whether for specific performance of any obligation contained herein or in such Debenture or for an injunction against the violation of any terms hereof or thereof. In the event the holder of any Debenture shall give any notice to or take any action against the Company related to an alleged default, the Company shall forthwith give written notice thereof to all other holders of the Debentures at the time outstanding describing the notice or action and the nature of the alleged default.

12. Notices.

All notices, requests, consents and other communications made hereunder shall be in writing and shall be mailed USPS first-class registered or certified mail, postage prepaid, or sent by a nationally-recognized overnight carrier (i.e. FedEx, DHL, UPS, etc.), to the address listed in the books and records of the Company for any holder of a Debenture and to the Company’s principal office address first-above written.

13. Governing Law.

This Agreement shall be construed by and governed in accordance with the laws of the State of Maryland without regard to any conflict of law principles.

14. Amendments and Waivers.

No term or condition of this Agreement or any Debenture may be amended, waived, discharged or terminated except by written consent of all affected parties.

15. Assignment.

This Agreement may not be transferred or assigned without the prior written consent of all parties hereto.

16. Successors.

This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the parties hereto.

17.  Entire Agreement.

This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes any and all prior oral or written agreements, if any.

18. Survivability.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, shall remain in full force and effect as if such invalid or unenforceable term had never been included.

19. Counterparts.

This Agreement may be executed in counterparts each of which shall be deemed an original but both of which when taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS HEREOF, the parties hereto hereby agree to the terms and conditions set forth in this Agreement by placing their respective signatures below.

TELETRONICS INTERNATIONAL, INC.

By:
Dickson Fang, President and CEO

By:
Simon Pereira, Secretary and Controller

Holder:

Printed Name:

Witness to Holder:

Printed Name:

EXHIBIT A

Form of Debenture

9% CONVERTIBLE SENIOR DEBENTURE DUE JUNE 30, 2010

$		, 2007
(Face Amount of Debenture)	(Date of Purchase)

For value received, the undersigned, Teletronics International, Inc. a Delaware corporation, with its principle place of business located at 2 Choke Cherry Road, Rockville, Maryland 20850 USA (hereinafter the “Company”) hereby promises to pay to              , or registered assigns (hereinafter the “Holder” or “you”), the principal sum of                                Thousand US Dollars ($                       ) on June 30, 2010 (the “Maturity Date”), with all accrued and unpaid simple interest on the balance hereof at the rate of nine percent (9%) per annum from the date hereof, payable semi-annually commencing on June 30, 2007, until the date of conversion by the Holder or until the date of redemption by the Company, if any, or the Maturity Date.

This Debenture is being issued pursuant to and in accordance with the terms and conditions set forth in that certain Debenture Agreement executed simultaneously herewith between you and the Company (the “Debenture Agreement”).

This Debenture is one of a number of debentures issued or being issued by the Company in an aggregate principal amount not to exceed Five Million US Dollars ($5,000,000) with the same terms as this Debenture except for variations in amounts and issue dates.

At any time and from time to time prior to May 20, 2010, with 10 days prior written notice to the Company, you shall have the right to convert part of the principal amount (in multiples of Twenty-Five Thousand Dollars ($25,000)) or the entire principal amount of this Debenture into shares of the Company’s common stock at the pre-determined conversion price of $1.00 per share all in accordance with the terms and conditions set forth in the Debenture Agreement.

The Company shall have the right to redeem, upon written notice to the Holder as provided below, part of (or this entire) Debenture:

1.	at any time prior to December 31, 2007, at a redemption price of one hundred four percent (104%) of the principal amount redeemed, and/or

2.	at any time between January 1, 2008 and June 30, 2009 at a redemption price of one hundred two percent (102%) of the principal amount redeemed, and/or

3.	at any time between July 1, 2009 and the Maturity Date of June 30, 2010 at a redemption price of one hundred percent (100%) of the principal amount redeemed.

Written notice of the Company’s intent to redeem shall be given to the Holder and the holders of all other outstanding debentures not less than forty (40) days prior to the date of such redemption, specifying such date, the aggregate amount of all debentures to be redeemed, and the principal amount of the debentures held by each holder to be redeemed.

In the case of a partial redemption, the principal amount to be redeemed shall be allocated among all holders of all debentures at the time outstanding, in proportion, as nearly as practicable, to the respective aggregate unpaid principal amount of the debentures, then held by all holders.

The aggregate principal amount of the debentures to be redeemed shall mature and become due and payable on that date fixed by the Company’s notice of redemption together with all interest accrued and unpaid to such date. From and after such date, interest on such redeemed amount shall cease to accrue.

This Debenture and all interest and principal payments due hereunder are subordinated to all secured debt of the Company from time to time outstanding.

In the case of a default under this Debenture, the Holder shall have all the rights as set forth in the Debenture Agreement.

All payments made hereunder to the Holder shall be made to the Holder’s address of record with the Company and shall be made in US Dollars.

TELETRONICS INTERNATIONAL, INC.

By:
Dickson Fang, President and CEO

By:
Simon Pereira, Secretary and Controller

EXHIBIT B

Purchase of Debenture (s)

Name of Purchaser:

Principal Amount of Debentures Purchased:

Purchase Date:

Interest Payment Dates:

●	June 30, 2007
●	December 31, 2007
●	June 30, 2008
●	December 31, 2008
●	June 30, 2009
●	December 31, 2009
●	June 30, 2010 (Maturity Date)

EXHIBIT C

Form of Conversion Notice

9% CONVERTIBLE SENIOR DEBENTURES DUE JUNE 30, 2010

Notice of Conversion

The undersigned, being the registered Holder of that certain Debenture dated                                         , in the principal amount of $                  , hereby exercises the right to convert [the full principal amount] [$                          (must be in multiples of $25,000)] of the Debenture into                                                   shares of Teletronics’ common stock at the pre-determined conversion rate of $1.00 per share all in accordance with the terms and conditions of the Debenture Agreement. Any remaining fractional share shall be paid in US Dollars. Simultaneously with delivery of the shares of common stock, the undersigned agrees to execute Teletronics’ standard Stock Purchase Agreement.

Holder:

Printed Name:

Address:

Date: